Exhibit 10.1
July 28, 2023

Kyle J. Loudermilk
c/o GSE Systems, Inc.
6940 Columbia Gateway Drive #470
Columbia, Maryland 21046

Re: Employment of Kyle J. Loudermilk (“Executive”)

Mr. Loudermilk:

As you are aware, the Company and Executive entered into that certain Employment Agreement, dated July 1, 2015 (as amended July 1, 2016, June 12, 2017 and January 11, 2019, the “Agreement”), pursuant to which Executive is employed by the Company. All capitalized terms utilized but not defined herein shall have the meaning ascribed to them in the Agreement.

At your request, and with the consent of the Board of Directors of the Company, the Parties agreed to reduce your Base Salary to $46,250.00 effective June 1, 2023 until May 30, 2024 (the “Effective Period”). In exchange therefor, during the Effective Period, the Company shall issue to you, on a quarterly basis beginning September 30, 2023, a number of restricted stock units (“RSUs”) determined by dividing the amount of the Base Salary reduction ($400,000.00 in the aggregate during the Effective Period) for each such period by the five-day volume weighted average price of the Company’s common stock, calculated to two decimal places, using all trades completed on a trading day as reported by NASDAQ; or, if the Company’s common stock is not then listed on the NASDAQ, by such other exchange on which the Company lists its common stock, immediately preceding the grant date, subject to vesting and all other terms and conditions set forth in the Company's 1995 Long Term Incentive Plan and in a written grant agreement issued to Executive in connection with the grant of such RSUs. Notwithstanding the foregoing, your Base Salary during the Effective Period shall be deemed to be $446,250.00 solely for purposes of calculating your Bonus pursuant to Section 4(b) of the Agreement, any performance-based RSUs or other equity awards pursuant to Section 4(c) of the Agreement, and any compensation owed to you pursuant to Sections 9 and 10 of the Agreement.

All other terms of the Agreement (as amended) shall remain in full force and effect.

Sincerely,

GSE SYSTEMS, INC.

By: /s/ Emmett Pepe
Emmett Pepe, CFO

ACCEPTED AND AGREED

/s/ Kyle J. Loudermilk
Kyle J. Loudermilk